Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-161334) and S-8 (No. 333-178609, No. 333-67257-99, No. 333-00829-99, No. 333-19445-99, No. 333-42133-99, No. 333-130047-99, No. 333-143716-99, No. 333-149396-99, No. 333-149537-99, No. 333-151607-99, 333-35229-98 and 333-128260-99) of Ingersoll-Rand plc of our report dated February 21, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 21, 2012